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                                                                    Exhibit 23.4

                                                          CIBC Oppenheimer Corp.
                                                          CIBC Oppenheimer Tower
                                                          World Financial Center
                                                          New York, NY 10281
                                                          Tel: 212-667-5686
                                                          Fax: 212-667-5851/5585
CIBC
Oppenheimer

A CIBC World Markets Company


                       CONSENT OF CIBC OPPENHEIMER CORP.


April 6, 1999

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05401

Dear Sirs:

We hereby consent to (i) the use of our opinion letter dated April 6, 1999 to the Board of Directors of Chittenden Corporation (the "Company") included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Vermont Financial Services Corp. and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very Truly Yours,

/s/ CIBC Oppenheimer Corp.

    CIBC Oppenheimer Corp.